01.25.2017 SANTANDER CONSUMER USA HOLDINGS INC. Fourth Quarter and Full Year 2016

2IMPORTANT INFORMATION Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, believes, can, could, may, predicts, potential, should, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the U.S. Securities and Exchange Commission (SEC). Among the factors that could cause the forward-looking statements in this presentation and/or our financial performance to differ materially from that suggested by the forward-looking statements are (a) the inherent limitations in internal controls over financial reporting; (b) our ability to remediate any material weaknesses in internal controls over financial reporting completely and in a timely manner; (c) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (d) adverse economic conditions in the United States and worldwide may negatively impact our results; (e) our business could suffer if our access to funding is reduced; (f) significant risks we face implementing our growth strategy, some of which are outside our control; (g) unexpected costs and delays in connection with exiting our personal lending business; (h) our agreement with Fiat Chrysler Automobiles US LLC may not result in currently anticipated levels of growth and is subject to certain performance conditions that could result in termination of the agreement; (i) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (j) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (k) loss of our key management or other personnel, or an inability to attract such management and personnel; (l) certain regulations, including but not limited to oversight by the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (m) future changes in our relationship with Banco Santander that could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward- looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties. New factors emerge from time to time, and management cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

3 » Net income for the year of $766 million, or $2.13 per diluted common share, down 7% year-over-year » Interest on individually acquired retail installment contracts of $4.6 billion, up 3% » Net finance and other interest income of $4.7 billion, flat » Expense ratio of 2.2%, up 10 basis points » Return on average assets of 2.0%, Return on average equity of 15.8% » Total auto originations of $21.9 billion, down 20% » Average managed assets of $52.7 billion, up 8% » Retail installment contract ("RIC") net charge-off ratio of 7.9%, up 150 basis points1 » Average FICO of retained originations 598, up 14 points » Issued $8.0 billion in securitizations » Originated more than $170 million through our online, direct-to-consumer platform, Roadloans.com » Real-time call monitoring rolled out for all inbound/outbound call center lines in 2016 FY 2016 HIGHLIGHTS Setting SC up for long-term success by delivering value to shareholders while focusing on disciplined underwriting, compliance and being simple, personal and fair. 1 Versus adjusted 2015 ratio of 6.4% versus GAAP ratio of 6.7%, details found in Table 8 of the press release issued January 25, 2017, reconciliation of non-GAAP measures

4ECONOMIC INDICATORS U.S. Auto Sales1 Units in Millions 1 St. Louis Fed Research 2 University of Michigan 3 Bloomberg 4 Bureau of Labor Statistics Consumer Confidence2 Index Q1 1966=100 U.S. GDP3 YOY% U.S. Unemployment Rate4 % OR IGIN A TI O N S CRE D IT 98.2 Max 98.2 Min 55.3 Dec-06 Dec-07 Dec-08 Dec-09 Dec-10 Dec-11 Dec-12 Dec-13 Dec-14 Dec-15 Dec-16 4.7% Max 10.0% Min 4.4% Dec-06 Dec-07 Dec-08 Dec-09 Dec-10 Dec-11 Dec-12 Dec-13 Dec-14 Dec-15 Dec-16 2.9% Max 3.2% Min -4.1% Dec-06 Dec-07 Dec-08 Dec-09 Dec-10 Dec-11 Dec-12 Dec-13 Dec-14 Dec-15 Dec-16 18.8 Max 18.8 Min 9.0 Dec-06 Dec-07 Dec-08 - 9 Dec-10 Dec-11 Dec-12 Dec-13 Dec-14 Dec-15 Dec-16

5 8.4% 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 Nov-06 Nov-08 Nov-10 Nov-12 Nov-14 Nov-16 43.0% 48.1% 0 Dec-12 Jun-13 Dec-13 Jun-14 Dec-14 Jun-15 Dec-15 Jun-16 Dec-16 SC Auction Only Recovery Rate SC Auction Plus Recovery Rate 4.8% 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Nov-06 Nov-08 Nov-10 Nov-12 Nov-14 Nov-16 85 90 95 100 105 110 115 120 125 110 115 120 125 130 Dec-12 Jun-13 Dec-13 Jun-14 Dec-14 Jun-15 Dec-15 Jun-16 Dec-16 Manheim (Left Axis) NADA (Right Axis) AUTO INDUSTRY ANALYSIS Used Vehicle Indices1 Manheim: Seasonally Adjusted NADA: Not Seasonally Adjusted 1 Manheim, Inc.; Indexed to a basis of 100 at 1995 levels; National Automotive Dealers Association 2 Auction Only - includes all auto-related recoveries including inorganic/purchased receivables from auction lanes only 2 Auction Plus – GAAP Recoveries which also includes insurance proceeds, bankruptcy/deficiency sales, and timing impacts – Q4 2016 3 Standard & Poor’s Rating Services (ABS Auto Trust Data – two-month lag on data, as of December 31, 2016) SC Recovery Rates2 Industry Net Loss Rates3 Nonprime Industry 60+ Day Delinquency Rates3 Nonprime SE V ER IT Y CRE D IT

6 VEHICLE FINANCE LEVERAGING TECHNOLOGY IS INTEGRAL TO THE FOUR PILLARS OF OUR FOCUSED BUSINESS MODEL FOCUSED BUSINESS MODEL DISCIPLINED APPROACH TO MARKET SIMPLE, PERSONAL, FAIR APPROACH WITH CUSTOMERS, EMPLOYEES AND ALL CONSTITUENCIES SERVICED FOR OTHERS FUNDING AND LIQUIDITY CULTURE OF COMPLIANCE

7 $ in millions Q4 2015 Q4 2016 2015 2016 Quarterly YoY FYoFY Total Core Retail Auto 1,981$ 2,010$ 10,826$ 8,250$ 1% (24%) Chrysler Capital Loans (<640)1 1,234 768 5,473 3,722 (38%) (32%) Chrysler Capital Loans (≥640)1 1,714 775 5,813 4,328 (55%) (26%) Total Chrysler Capital Retail 2,948 1,543 11,286 8,051 (48%) (29%) Total Leases2 1,012 973 5,199 5,592 (4%) 8% Total Auto Originations 5,941 4,526 27,311 21,892 (24%) (20%) Total Personal Lending 305 190 887 199 N/A (78%) Total Originations 6,246$ 4,716$ 28,199$ 22,091$ (24%) (22%) Asset Sales 1,869 1,381 9,179 4,563 (26%) (50%) Serviced for Others Portfolio 15,047 11,945 15,047 11,945 (21%) (21%) Average Managed Assets 52,486 52,039 48,919 52,731 (1%) 8% Quarterly Originations Full Year Originations % Variance Balances Balances DISCIPLINED LOAN UNDERWRITING CONTINUES IN 4Q16 1 Approximate FICO score 2 Includes some capital lease originations Full year average managed assets increased. Auto origination decreases driven by disciplined underwriting in a competitive market.

8 61% 51% 57% 56% 53% 39% 49% 43% 44% 47% 4Q15 1Q16 2Q16 3Q16 4Q16 New/Used Originations ($ in millions) Used New ORIGINATIONS EXHIBIT DISCIPLINED UNDERWRITING 1 Loans to commercial borrowers; no FICO score obtained  Originations < 640 were down $590 million YoY  Average 598 FICO for retained 2016 originations, up 14 points versus 2015 retained originations  Higher percentage of used vehicles YoY and stable throughout 2016  Average loan balances on originations down YoY, reflecting larger percentage of used vehicles and lower LTVs Average loan balance in dollars $23,721 $21,745 $21,929 $21,482 $21,488 $3,723 4% 4% 3% 2% 2% 12% 14% 13% 12% 11% 12% 15% 12% 13% 15% 20% 22% 20% 23% 24% 12% 13% 13% 14% 15% 39% 32% 40% 35% 32% 4Q15 1Q16 2Q16 3Q16 4Q16 Originations by Credit (RIC only) ($ in millions) >640 600-639 540-599 <540 No FICO Commercial $4,929 $5,162 $3,553$3,723 $3,861 $2,416 $3,007 $3,861 $3,553$5,162$4,929 1

CHRYSLER CAPITAL 9

SC continues to work strategically and collaboratively with FCA to continue to strengthen the relationship and create value within the Chrysler Capital program.

- Significant opportunity in prime originations
- Executing the Banco Santander flow agreement is a top priority in Q1 2017
- FCA has sold more than 2 million units annually since 2014
  - December 2016 penetration rate of 17%


FCA Sales[1]
(units in millions)
1.6
1.7
1.8
2.1
2.3
2.2
2011
2012
2013
2014
2015
2016

Accomplishments and Improvements

- SC remained the largest provider for FCA
  - FCA and SC's relationship provides a unique offering for nonprime consumers in comparison to other original equipment manufacturers ("OEMs")
- Continued to refine dealer VIP program; approximately 500 dealerships participating
  - On track for a national rollout in 2017
  - The VIP program is leading to an increase in applications and funding without impacting underwriting standards
- Through Santander Bank N.A. ("SBNA"), SC has increased dealer receivable originations ("floorplan") more than 60% compared to 2015

[1] FCA filings; sales as reported on 01/04/2017

Santander CONSUMER USA

10 $15,047 $14,235 $13,034 $12,157 $11,945 4Q15 1Q16 2Q16 3Q16 4Q16 $ in Millions Flow Programs 1,081 860 659 794 477 CCART 788 904  Recent decrease in total balance related to lower prime originations  Growth in SFO remains dependent upon Chrysler Capital Penetration SERVICED FOR OTHERS PLATFORM Composition at 12/31/2016 RIC 77% Leases 16% RV/Marine 7% Total 100% Serviced for Others Balances  Flow programs continue to drive asset sales  Recent CCART sale helped offset continued amortization *Sales with retained servicing during period

FY 2016 FUNDING AND LIQUIDITY

11

Asset-Backed Securitizations

- Issued and sold $8.3 billion in bonds across three distinct platforms
  - SDART: $3.4 billion
  - DRIVE: $3.1 billion
  - CCART: $1.8 billion
- 200+ distinct investors participate in SC's platforms
- SC remains the largest issuer of retail auto ABS globally
- Over $400 million in retained bonds sold in secondary markets

Third-Party Funding

- 14 financial institution relationships with more than $18 billion in total commitments
- Over $5.2 billion in incremental private term financings
- New revolving funding commitments:
  - $800 million in prime loan revolving capacity
  - $200 million in subprime loan revolving capacity

Intragroup

- SHUSA commitment increased from $1.5 billion to $3.0 billion
- Unused capacity at year-end of 53%, increased from 46% at year-end 2015

Asset Sales and Flow Programs

- $2.8 billion of asset sales through flow programs
- $900 million in assets sold through CCART 2016-B
- $900 million of Lending Club assets sold

Santander
CONSUMER USA

12 » Net income of $61 million, or $0.17 per diluted common share » Non-recurring expense of $0.03 cents per diluted common share » Total auto originations of $4.5 billion » Core up 1% year-over-year » Total finance and other interest income of $1.6 billion, up 4% » Net finance and other interest income of $1.1 billion, down 5% » CET1 ratio of 13.4%, demonstrating SC’s ability to generate earnings and capital » Issued $3.3 billion in securitizations » Continued strength in ABS platforms evidenced by the upgrade of 30 ABS tranches by Moody’s, S&P and Fitch across multiple platforms during the quarter, positively impacting more than $2.7 billion in securities Q4 2016 HIGHLIGHTS Setting SC up for long-term success by delivering value to shareholders while focusing on disciplined underwriting, compliance and being simple, personal and fair.

13Q4 2016 FINANCIAL RESULTS December 31, 2016 September 30, 2016 December 31, 2015 QoQ YoY Interest on finance receivables and loans 1,222,468$ 1,246,386$ 1,270,072$ (2%) (4%) Net leased vehicle income 122,791 135,771 86,854 (10%) 41% Other finance and interest income 3,695 3,638 (5,251) 2% (170%) Interest expense 216,980 207,175 157,893 5% 37% Net finance and other interest income 1,131,974 1,178,620 1,193,782 (4%) (5%) Provision for credit losses 685,711 610,398 850,723 12% (19%) Profit sharing 12,176 6,400 10,649 90% 14% Total other income (47,996) 26,682 (97,587) (280%) (51%) Total operating expenses 295,905 284,484 256,622 4% 15% Income before tax 90,186 304,020 (21,799) (70%) N/M Income tax expense 28,911 90,473 (2,244) (68%) N/M Net income 61,275 213,547 (19,555) (71%) N/M Diluted EPS ($) 0.17$ 0.59$ (0.05)$ (71%) N/M Average total assets 38,513,454$ 38,473,832$ 36,039,289$ 0% 7% Average managed assets 52,038,692$ 52,675,379$ 52,485,567$ (1%) (1%) Three Months Ended (Unaudited, Dollars in Thousands, except per share) % Variance

14Q4 2016 EXCLUDING PERSONAL LENDING *Additional details can be found in Appendix December 31, 2016 September 30, 2016 December 31, 2015 QoQ YoY Interest on finance receivables and loans 1,142,176$ 1,167,675$ 1,154,720$ (2%) (1%) Net leased vehicle income 122,791 135,771 86,854 (10%) 41% Other finance and interest income 3,695 3,638 (5,251) 2% (170%) Interest expense 206,259 196,984 142,309 5% 45% Net finance and other interest income 1,062,403 1,110,100 1,094,014 (4%) (3%) Provision for credit losses 685,711 610,398 850,723 12% (19%) Profit sharing 9,219 10,957 10,649 (16%) (13%) Investment gains (losses), net (22,614) (10,404) 7,185 117% (415%) Servicing fee income 32,205 36,447 42,357 (12%) (24%) Fees, commissions and other 39,616 46,426 41,713 (15%) (5%) Total other income 49,207$ 72,469$ 91,255$ (32%) (46%) Average gross individually acquired retail installment contracts 28,604,117$ 28,970,039$ 27,560,674$ (1%) 4% Average gross operating leases 9,586,090$ 9,347,620$ 7,096,406$ 3% 35% Three Months Ended (Unaudited, Dollars in Thousands) % Variance

TOTAL OTHER INCOME

15

- SC's strategy is to price loans sold under flow agreements close to par, with minimal investment gains (losses), to generate further growth in the serviced for others platform and drive increased fee income
- In Q3 2015, SC designated the personal lending portfolio as held for sale and released any allowance associated with the portfolio; any lower of cost or market ("LOCM") impact related to personal lending in Q3 2015 was recognized through provision for credit losses
- Beginning in Q4 2015, net investment gains (losses) include the impact of personal lending assets
  - Customer defaults, as part of LOCM adjustments on the personal lending portfolio designated as held for sale, are recognized through net investment gains (losses)
  - Seasonal balances will impact magnitude of LOCM adjustments; this quarter included higher LOCM adjustments driven by seasonal increases in the personal lending portfolio

	Three Months Ended (Unaudited, Dollars in Thousands)				
	31-Dec-15	31-Mar-16	30-Jun-16	30-Sep-16	31-Dec-16
Reported Total Other Income (Loss)	$ (97,587)	$ 77,558	$ 37,302	$ 26,682	$ (47,996)
Reported Investment Gains (Losses), Net	$ (229,212)	$ (69,056)	$ (101,309)	$ (106,050)	$ (168,344)
Add back:					
Personal Lending LOCM Adjustments	236,396	64,213	94,767	95,646	145,730
Other	14,226	6,451	7,330	6,639	-
Normalized Investment Gains (Losses), Net	**21,410**	**1,608**	**788**	**(3,765)**	**(22,614)**
Servicing Fee Income	42,357	44,494	42,988	36,447	32,205
Fees, Commissions, and Other[1]	89,268	102,120	95,623	96,285	88,143
Normalized Total Other Income	**$ 153,035**	**$ 148,222**	**$ 139,399**	**$ 128,967**	**$ 97,734**
Customer Default Activity	**123,254**	**101,347**	**97,169**	**114,477**	**116,097**
Fair Value Discount	**113,142**	**(37,134)**	**(2,402)**	**(18,831)**	**29,633**

Denotes quarters with CCART sales

[1] Fees, commissions and other includes fee income from the personal lending and auto portfolios

Santander CONSUMER USA

16CREDIT QUALITY: LOSS PERFORMANCE Gross Losses *Retained originations only 1Auction fees included in net losses. Financial statements reflect auction fees in repossession expense, therefore, net losses included on this slide are higher 2First half vintage describes January through June vintage performance through the end of December, for each respective year Net Losses1 6.7% 7.2% 6.5% 6.0% 6.2% 6.4% 6.6% 6.8% 7.0% 7.2% 7.4% 1H 2014 1H 2015 1H 2016 First Half Vintage Performance2 Early indications show the first half of the 2016 vintage is outperforming the 2015 vintage on a gross and net loss basis, as of the end of the year each vintage was originated. 4.0% 4.4% 3.9% 3.6% 3.8% 4.0% 4.2% 4.4% 4.6% 1H 2014 1H 2015 1H 2016 First Half Vintag Performance2

17 $3,413 $113 $154 $20 ($278) $3,422 $3,000 $3,100 $3,200 $3,300 $3,400 $3,500 $3,600 $3,700 $3,800 Q3 2016 New Volume TDR Migration Performance Adjustment Liquidations & Other Q4 2016 Q3 2016 to Q4 2016 ALLL Reserve Walk2 ($ in millions) $851 $660 $512 $610 $686 11.9% 12.0% 12.6% 12.4% 12.6% 11.4% 11.6% 11.8% 12.0% 12.2% 12.4% 12.6% 12.8% $0 $200 $400 $600 $800 $1,000 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Provision Expense and Allowance Ratio ($ in millions) Provision for credit losses Allowance Ratio PROVISION AND RESERVES  Allowance to loans ratio increased to 12.6% QoQ, primarily driven by the increased balance of loans classified as TDRs and the denominator effect of slower portfolio growth  Provision for credit losses decreased YoY primarily driven by a qualitative reserve in the prior year quarter for loans with limited credit experience  QoQ allowance increased $9 million  New volume and TDR migration1 were offset by liquidations and other 1 TDR migration – the allowance for assets classified as TDRs or “troubled debt restructuring” takes into consideration expected lifetime losses, requiring additional coverage 2 Explanation of quarter over quarter variance are estimates

18 16.6% 16.3% 14.2% 17.2% 18.1% 8.9% 7.6% 5.7% 8.7% 9.4% 46% 53% 60% 49% 48% 0% 10% 20% 30% 40% 50% 60% 70% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Credit: Individually Acquired Retail Installment Contracts, Held for Investment Gross Charge- off Ratio Net Charge-off Ratio Recovery Rate (as % of recorded investment) 9.1% 6.9% 9.0% 9.2% 10.0% 3.8% 4.4% 3.1% 4.2% 4.6% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Delinquency: Individually Acquired Retail Installment Contracts, Held for Investment 31-60 61+LOSS AND DELINQUENCY  YoY delinquency increased for each delinquency bucket  Primary drivers:  2015 originations more nonprime in nature  Slower portfolio growth  YoY gross loss increased 150 basis points  Primary drivers:  2015 originations more nonprime in nature  Slower portfolio growth  Recovery rates and net losses in Q2 2016 benefited by proceeds from bankruptcy sales1 1 Excluding bankruptcy sales, recovery rates would have been 59%

19 $612 $674 $83 ($8) ($12) Q4 2015 Portfolio Growth, Aging and Mix Shift Recoveries Bankruptcy Sales Q4 2016 Q4 2015 to Q4 2016 Net Charge-Off Walk ($ in millions) CREDIT QUALITY: LOSS DETAIL  Overall increase is primarily due to a combination of portfolio growth, portfolio aging and mix shift  2015 vintage represents largest portion of losses * Individually acquired retail installment contracts

20 $52,486 $52,962 $53,237 $52,675 $52,039 $257 $291 $272 $284 $296 2.0% 2.2% 2.0% 2.2% 2.3% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% $2 $10,002 $20,002 $30,002 $40,002 $50,002 $60,002 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Average Managed Assets ($ millions) Total Expenses ($ millions) EXPENSE MANAGEMENT  Operating expenses totaled $296 million, an increase of 15% versus the same quarter last year, driven by higher compensation expenses, a non-recurring expense of $13 million and higher repo expenses  Excluding non-recurring expenses, increase of 10%

21 2.4 3.0 2.5 3.3 Q3 2016 Q4 2016 Unused Used 8.3 6.9 2.5 3.8 Q3 2016 Q4 2016 Unused Used Q4 2016 FUNDING AND LIQUIDITY Total committed liquidity of $38.5 billion at end of Q4 2016, up 5% from $36.8 billion at the end of Q3 2016 Asset-Backed Securities ($ Billions) Private Financings ($ Billions) Banco Santander & Subsidiaries ($ Billions) Asset Sales ($ Billions)  Executed across all ABS platforms in Q4 2016  $6.3 billion in total commitments  53% unused capacity at Q4 2016  Increase driven by CCART transaction Amortizing Revolving 10.8  $18.7 billion in commitments from 14 lenders  36% unused capacity on revolving lines at Q4 2016 10.7 4.8 6.3 12.4 13.5 Q3 2016 Q4 2016 8.8 8.0 Q3 2016 Q4 2016 0.8 1.4 Q3 2016 Q4 2016

22CONSISTENT CAPITAL GENERATION 1 Common Equity Tier 1 (CET1) Capital Ratio begins with stockholders’ equity and then adjusts for AOCI, goodwill/intangibles, DTAs, cash flow hedges and other regulatory exclusions over risk- weighted assets; Non-GAAP measure 2Tangible common equity to tangible assets is defined as the ratio of Total equity, excluding Goodwill and intangible assets, to Total assets, excluding Goodwill and intangible assets; Non-GAAP measure, reconciliation in Appendix 1 2 SC has exhibited a strong ability to generate earnings and capital, while growing assets. Tangible Assets $36,342 $37,661 $38,383 $38,665 $38,432 Tangible Common Equity $4,325 $4,497 $4,769 $5,011 $5,132 11.2% 12.1% 12.6% 13.1% 13.4% 11.9% 11.9% 12.4% 13.0% 13.4% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 CET1 TCE/TA $ in millions

APPENDIX

24SANTANDER CONSUMER USA HOLDINGS INC. 1 As of December 31, 2016 2 DDFS LLC is an entity owned by former Chairman and Chief Executive Officer, Tom Dundon. This purchase would result in SHUSA owning approximately 68.8% of SC. 3 Chrysler Capital is a dba of Santander Consumer USA • Santander Consumer USA Holdings Inc. (NYSE:SC) (“SC”) is approximately 58.9%1 owned by Santander Holdings USA, Inc. (“SHUSA”), a wholly-owned subsidiary of Banco Santander, S.A. (NYSE:SAN) • On July 3, 2015, SHUSA elected to exercise its right to purchase all of the shares of SC common stock owned by DDFS LLC, subject to regulatory approval and applicable law2 ▪ SC is a full-service, technology-driven consumer finance company focused on vehicle finance, third-party servicing and providing superior customer service • Historically focused on nonprime markets; established presence in prime and lease ▪ Approximately 5,100 full-time, 80 part-time and 1,500 vendor-based employees across multiple locations in the U.S. and the Caribbean ▪ Our strategy is to leverage our efficient, scalable technology and risk infrastructure and data to underwrite, originate and service profitable assets while treating employees, customers and all stakeholders in a simple, personal and fair manner ▪ Unparalleled compliance and responsible practices focus ▪ Continuously optimizing the mix of assets retained vs. assets sold and serviced for others ▪ Presence in prime markets through Chrysler Capital3 ▪ Efficient funding through key third-party relationships, secondary markets and Santander ▪ Solid capital base Overview Strategy

25COMPANY ORGANIZATION Other Subsidiaries 100% Ownership Santander Holdings USA, Inc. (“SHUSA’) 58.8% Ownership Santander Consumer USA Holdings Inc. (“SC”) Santander Bank, N.A. Other Subsidiaries 9.7% Ownership (11.3% Beneficial Ownership)1 DDFS LLC2 and Tom Dundon 0.0% Ownership (0.4% Beneficial Ownership)1 31.4% Ownership Other Management Public Shareholders Banco Santander, S.A. Spain *Ownership percentages are approximates as of December 31, 2016 1 Beneficial ownership includes options currently exercisable or exercisable within 60 days of December 31, 2016 2 On July 3, 2015, SHUSA elected to exercise the right to purchase shares of SC common stock owned by DDFS LLC, an entity owned by former Chairman and Chief Executive Officer, Thomas Dundon, subject to regulatory approval and applicable law. This purchase would result in SHUSA owning approximately 68.5% of SC.

26HELD FOR INVESTMENT CREDIT TRENDS Retail Installment Contracts1 1Held for investment; excludes assets held for sale 4.0% 12. 2% 23. 4% 30. 9% 17. 3% 12. 2% 4.2% 12 .6% 23. 2% 31. 0% 17. 1% 11. 9% 2.6% 1 2.6% 22. 9% 31. 2% 17. 4% 13. 3% 3.3% 12 .4% 22. 2% 31. 1% 17. 2% 13. 8% 3.1% 12 .2% 22. 1% 31. 4% 17. 4% 13. 8% Commercial Unknown <540 540-599 600-639 >=640 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016

Q4 2016 EXCLUDING PERSONAL LENDING DETAIL

27

As of and for the Three Months Ended
($ in Thousands)

	December 31, 2016			September 30, 2016			December 31, 2015		
	As Reported	Personal Lending	Excluding Personal Lending	As Reported	Personal Lending	Excluding Personal Lending	As Reported	Personal Lending	Excluding Personal Lending
Interest on finance receivables and loans	$ 1,222,468	$ 80,292	$ 1,142,176	$ 1,246,386	$ 78,711	$ 1,167,675	$ 1,270,072	$ 115,352	$ 1,154,720
Net leased vehicle income	122,791	-	122,791	135,771	-	135,771	86,854	-	86,854
Other finance and interest income	3,695	-	3,695	3,638	-	3,638	(5,251)	-	(5,251)
Interest expense	216,980	10,721	206,259	207,175	10,191	196,984	157,893	15,584	142,309
Net finance and other interest income	1,131,974	69,571	1,062,403	1,178,620	68,520	1,110,100	1,193,782	99,768	1,094,014
Provision for credit losses	685,711	-	685,711	610,398	-	610,398	850,723	-	850,723
Profit sharing	12,176	2,957	9,219	6,400	(4,557)	10,957	10,649	-	10,649
Investment gains (losses), net	(168,344)	(145,730)	(22,614)	(106,050)	(95,646)	(10,404)	(229,212)	(236,397)	7,185
Servicing fee income	32,205	-	32,205	36,447	-	36,447	42,357	-	42,357
Fees, commissions and other	88,143	48,527	39,616	96,285	49,859	46,426	89,268	47,555	41,713
Total other income	$ (47,996)	$ (97,203)	$ 49,207	$ 26,682	$ (45,787)	$ 72,469	$ (97,587)	$ (188,842)	$ 91,255
Average gross individually acquired retail installment contracts	$ 28,604,117	-		$ 28,970,039	-		$ 27,560,674	-	
Average gross personal loans	-	$ 1,405,187		-	$ 1,343,099		-	$ 2,309,474	
Average gross operating leases	$ 9,586,090	-		$ 9,347,620	-		$ 7,096,406	-	

Santander
CONSUMER USA

28FY 2016 EXCLUDING PERSONAL LENDING DETAIL As Reported Personal Lending Excluding Personal Lending Interest on finance receivables and loans $ 5,026,790 $ 337,912 $ 4,688,878 Net leased vehicle income 492,212 - 492,212 Other finance and interest income 15,135 - 15,135 Interest expense 807,484 43,443 764,041 Net finance and other interest income 4,726,653 294,469 4,432,184 Provision for credit losses 2,468,200 - 2,468,200 Profit sharing 47,816 4,010 43,806 Investment gains (losses), net (444,759) (407,770) (36,989) Servicing fee income 156,134 - 156,134 Fees, commissions and other 382,171 202,617 179,554 Total other income $ 93,546 $ (205,153) $ 298,699 Average gross individually acquired retail installment contracts $ 28,652,897 - Average gross personal loans - $ 1,413,440 Average gross operating leases $ 8,818,704 - For the Year Ended ($ in Thousands) December 31, 2016

29CONSOLIDATED BALANCE SHEETS (Unaudited, dollars in thousands) December 31, 2016 December 31, 2015 Assets Cash and cash equivalents $ 160,180 $ 18,893 Finance receivables held for sale, net 2,123,415 2,859,575 Finance receivables held for investment, net 23,481,001 23,367,788 Restricted cash 2,757,299 2,236,329 Accrued interest receivable 373,274 395,387 Leased vehicles, net 8,564,628 6,497,310 Furniture and equipment, net 67,509 58,007 Federal, state and other income taxes receivable 87,352 267,636 Related party taxes receivable 1,087 71 Goodwill 74,056 74,056 Intangible assets, net 32,623 33,016 Due from affil iates 31,270 58,599 Other assets 785,410 582,291 Total assets $ 38,539,104 $ 36,448,958 Liabilities and Equity Liabilities: Notes payable — credit facil ities $ 6,886,681 $ 6,902,779 Notes payable — secured structured financings 21,462,025 20,872,900 Notes payable — related party 2,975,000 2,600,000 Accrued interest payable 33,346 22,544 Accounts payable and accrued expenses 379,021 413,269 Federal, state and other income taxes payable 18,201 2,462 Deferred tax liabilities, net 1,278,064 881,225 Due to affil iates 50,620 58,148 Other l iabilities 217,527 263,082 Total l iabilities $ 33,300,485 $ 32,016,409 Equity: Common stock, $0.01 par value 3,589 3,579 Additional paid-in capital 1,657,611 1,644,151 Accumulated other comprehensive income (loss), net 28,259 2,125 Retained earnings 3,549,160 2,782,694 Total stockholders’ equity 5,238,619 4,432,549 Total l iabilities and equity $ 38,539,104 $ 36,448,958

30CONSOLIDATED INCOME STATEMENTS December 31, December 31, 2016 2015 Interest on finance receivables and loans $ 5,026,790 $ 5,031,829 Leased vehicle income 1,487,671 1,037,793 Other finance and interest income 15,135 18,162 Total finance and other interest income 6,529,596 6,087,784 Interest expense 807,484 628,791 Leased vehicle expense 995,459 726,420 Net finance and other interest income 4,726,653 4,732,573 Provision for credit losses 2,468,200 2,785,871 Net finance and other interest income after provision for credit losses 2,258,453 1,946,702 Profit sharing 47,816 57,484 Net finance and other interest income after provision for credit losses and profit sharing 2,210,637 1,889,218 Investment gains (losses), net (444,759) (95,214) Servicing fee income 156,134 131,113 Fees, commissions, and other 382,171 385,744 Total other income 93,546 421,643 Compensation expense 498,224 434,041 Repossession expense 293,355 241,522 Other operating costs 351,893 345,686 Total operating expenses 1,143,472 1,021,249 Income before income taxes 1,160,711 1,289,612 Income tax expense 394,245 465,572 Net income $ 766,466 $ 824,040 Net income per common share (basic) $ 2.14 $ 2.32 Net income per common share (diluted) $ 2.13 $ 2.31 Weighted average common shares (basic) 358,280,814 355,102,742 Weighted average common shares (diluted) 359,165,172 356,163,076 For the Year Ended (Unaudited, dollars in thousands, except per share amounts)

31CONSOLIDATED INCOME STATEMENTS December 31, September 30, December 31, 2016 2016 2015 Interest on finance receivables and loans $ 1,222,468 $ 1,246,386 $ 1,270,072 Leased vehicle income 401,020 388,501 295,109 Other finance and interest income 3,695 3,638 (5,251) Total finance and other interest income 1,627,183 1,638,525 1,559,930 Interest expense 216,980 207,175 157,893 Leased vehicle expense 278,229 252,730 208,255 Net finance and other interest income 1,131,974 1,178,620 1,193,782 Provision for credit losses 685,711 610,398 850,723 Net finance and other interest income after provision for credit losses 446,263 568,222 343,059 Profit sharing 12,176 6,400 10,649 Net finance and other interest income after provision for credit losses and profit sharing 434,087 561,822 332,410 Investment gains (losses), net (168,344) (106,050) (229,212) Servicing fee income 32,205 36,447 42,357 Fees, commissions, and other 88,143 96,285 89,268 Total other income (47,996) 26,682 (97,587) Compensation expense 126,982 128,056 108,458 Repossession expense 75,539 75,920 66,456 Other operating costs 93,384 80,508 81,708 Total operating expenses 295,905 284,484 256,622 Income before income taxes 90,186 304,020 (21,799) Income tax expense 28,911 90,473 (2,244) Net income $ 61,275 $ 213,547 $ (19,555) Net income per common share (basic) $ 0.17 $ 0.60 $ (0.05) Net income per common share (diluted) $ 0.17 $ 0.59 $ (0.05) Weighted average common shares (basic) 358,582,203 358,343,781 357,927,012 Weighted average common shares (diluted) 360,323,179 360,087,749 361,956,163 For the Three Months Ended (Unaudited, dollars in thousands, except per share amounts)

32RECONCILIATION OF NON-GAAP MEASURES December 31, September 30, June 30, March 31, December 31, 2016 2016 2016 2016 2015 Total equity $ 5,238,619 $ 5,117,657 $ 4,876,712 $ 4,604,739 $ 4,432,549 Deduct: Goodwill and intangibles 106,679 107,084 107,737 107,971 107,072 Tangible common equity $ 5,131,940 $ 5,010,573 $ 4,768,975 $ 4,496,768 $ 4,325,477 Total assets $ 38,539,104 $ 38,771,636 $ 38,490,611 $ 37,768,959 $ 36,448,958 Deduct: Goodwill and intangibles 106,679 107,084 107,737 107,971 107,072 Tangible assets $ 38,432,425 $ 38,664,552 $ 38,382,874 $ 37,660,988 $ 36,341,886 Equity to assets ratio 13.6% 13.2% 12.7% 12.2% 12.2% Tangible common equity to tangible assets 13.4% 13.0% 12.4% 11.9% 11.9% (Unaudited, dollars in thousands)